Exhibit 10.1

August 10, 2018

Re: Addendum to Second Amended and Restated Employment Agreement between SIGA Technologies, Inc. (“SIGA”) and Dr. Dennis E. Hruby dated April 12, 2016

Dear Dennis:

This Addendum supplements your Second Amended and Restated Employment Agreement, dated April 12, 2016 (“Post-Plan Hruby Agreement”).

1. Milestone Bonus

You will be eligible for two potential cash milestone bonuses of $200,000.00.  The first will be earned if you are still employed by SIGA and performing the functions of Chief Scientific Officer of SIGA substantially in accordance with your current job responsibilities on December 31, 2019.  The second will be earned if you are so employed and performing on December 31, 2020.  Each milestone bonus to which you are entitled pursuant to this Addendum will be paid to you on the first regular payroll date following the date on which such bonus is earned, in each case in accordance with SIGA’s then-existing payroll procedures.

2. Termination

If SIGA terminates your employment or you resign from your position at SIGA at any point during the term covered by this Addendum, SIGA will be obligated to pay you any unpaid milestone bonus that you have already earned as of the time of your separation, if after December 31, 2019. For the avoidance of doubt, SIGA will not pay any prorated share of any milestone bonus contemplated by this Addendum.

3. Modification of Addendum

No provision of this Addendum may be modified, altered or amended, except as expressly set forth in a writing signed by both you and a duly authorized officer of SIGA.

4. Post-Plan Hruby Agreement Remains in Effect

Except to the extent expressly modified or supplemented herein, all terms and conditions of the Post-Plan Hruby Agreement shall remain in full force and effect.

If you accept the terms of this Addendum, please sign below in the space provided.

/s/ Dennis E. Hruby
Dr. Dennis E. Hruby

Accepted:

SIGA TECHNOLOGIES, INC.

	By:	/s/ Phillip L. Gomez, III
Name: Phillip L. Gomez, III
Title: Chief Executive Officer